UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2016

KONA GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34082	20-0216690
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 333 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 922-8100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On October 12, 2016, Kona Grill, Inc., a Delaware corporation (the “Company”), KeyBank National Association (“KeyBank”) and Zions First National Bank entered into a Second Amended and Restated Credit Agreement (the “New Credit Agreement”). The New Credit Agreement amends and restates the Company’s Amended and Restated Credit Agreement with KeyBank dated as of November 7, 2014 (the “Old Credit Agreement”) to: (i) increase the aggregate credit facilities thereunder from $35 million to $60 million, consisting of a $45 million senior secured revolving credit facility (the “Revolving Credit Facility”) and a $15 million senior secured term loan facility (the “Term Loan Facility”, and together with the Revolving Credit Facility, the “Credit Facility”); (ii) provide for an accordion feature that could increase total availability under the Credit Facility by an additional $25 million, and (iii) extend the maturity date of the Credit Facility from November 7, 2019 to October 12, 2021. The Company had $25 million outstanding under the Old Credit Agreement of which $15 million was carried to the Term Loan Facility and $10 million was carried to the Revolving Credit Facility. The Term Loan Facility must be prepaid under certain situations if the Company undertakes an offering of equity securities as provided in the New Credit Agreement.

In addition, under the New Credit Agreement, the Credit Facility bears interest between 1.75% and 2.75% over LIBOR (the London Interbank Offered Rate), depending on the Company’s leverage ratio. The New Credit Agreement also provides additional flexibility on stock repurchases and contains certain less restrictive covenants. The Credit Facility is secured by (i) substantially all of the Company’s assets pursuant to the terms and conditions of the Amended and Restated Pledge and Security Agreement (the “Security Agreement”) and (ii) the guaranty by each of the Company’s direct and indirect subsidiaries pursuant to the Amended and Restated Subsidiary Guaranty (the “Subsidiary Guaranty”), each of the foregoing dated as of October 12, 2016. The obligations of the Company’s subsidiaries under the Subsidiary Guaranty are secured by substantially all of the assets of the subsidiaries pursuant to the terms and conditions of the Security Agreement.

The above description is a summary and is qualified in its entirety by the terms and conditions of the New Credit Agreement, the Security Agreement and the Subsidiary Guaranty, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by this reference.

On October 12, 2016, the Company issued a press release announcing the New Credit Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The disclosures in Item 1.01 regarding the Second Amended and Restated Credit Agreement and the Credit Facility are incorporated into this item by this reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Credit Agreement dated as of October 12, 2016 (filed herewith).

10.2	Amended and Restated Pledge and Security Agreement dated as of October 12, 2016 (filed herewith).

10.3	Amended and Restated Subsidiary Guaranty dated as of October 12, 2016 (filed herewith).

99.1	Press Release, dated October 12 2016, titled “Kona Grill Upsizes Secured Credit Facilities to $60,000,000.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONA GRILL, INC.:
(Registrant)

By:	/s/ Berke Bakay
Berke Bakay
Chief Executive Officer and President

Dated: October 18, 2016

INDEX OF EXHIBITS

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Credit Agreement dated as of October 12, 2016 (filed herewith).

10.2	Amended and Restated Pledge and Security Agreement dated as of October 12, 2016 (filed herewith).

10.3	Amended and Restated Subsidiary Guaranty dated as of October 12, 2016 (filed herewith).

99.1	Press Release, dated October 12, 2016, titled “Kona Grill Upsizes Secured Credit Facilities to $60,000,000.